Exhibit 99.1

NEWS RELEASE

Contact:
Greg L. Boane
Chief Financial Officer
(281) 388-5541

TEAM, INC. REPORTS FIRST QUARTER
2017 RESULTS

SUGAR LAND, TX – May 9, 2017 – Team, Inc. (NYSE: TISI) (“Team,” “we,” “our,” or the “Company”) today reported its financial results for the first quarter ended March 31, 2017.

Revenues for the current quarter increased by 14% to $286.6 million compared to revenues of $250.9 million for the prior year quarter due primarily to the current quarter realizing the full contribution of Furmanite. Team reported a net loss of $9.5 million ($0.32 loss per diluted share) for the current year quarter versus a loss of $6.4 million ($0.27 earnings per diluted share) for the prior year quarter. Excluding certain non-routine items, adjusted net loss, a non-GAAP measure, was $7.2 million ($0.24 adjusted loss per diluted share) for the current quarter versus an adjusted loss of $0.2 million ($0.01 adjusted loss per diluted share) for the prior year quarter.

Adjusted net income (loss), a non-GAAP measure, excludes certain non-routine items that are not indicative of Team’s ongoing operating activities of $2.3 million (net of tax), or $0.08 per diluted share, for the current year quarter and $6.2 million (net of tax), or $0.26 per diluted share, for the prior year quarter. (See the accompanying reconciliation of non-GAAP items at the end of this news release.)

Segment Results

TeamQualspec generated revenues of $143.0 million in the first quarter of 2017 compared to $136.3 million in the first quarter of 2016. TeamQualspec’s operating income was $8.1 million in the first quarter of 2017, compared to $7.9 million in the first quarter of 2016. On an adjusted basis, operating income in the 2017 quarter was $7.0 million compared to $7.9 million in the 2016 quarter.

TeamFurmanite generated revenues of $121.8 million in the first quarter of 2017 compared to $100.6 million in the first quarter of 2016. TeamFurmanite’s operating income was $0.5 million in the first quarter of 2017, compared to $7.0 million in the first quarter of 2016. On an adjusted basis, TeamFurmanite reported an operating loss of $0.7 million in the 2017 quarter versus operating income of $7.0 million in the 2016 quarter. On a pro forma basis (as if Furmanite had been acquired on January 1, 2016 rather than February 29, 2016), TeamFurmanite’s revenues were $144.4 million in the first quarter of 2016 and its adjusted operating income for the 2016 quarter was $2.3 million

Quest Integrity generated revenues of $21.8 million in the first quarter of 2017 compared to $14.0 million in the first quarter of 2016. Quest Integrity’s operating income was $4.2 million in the first quarter of 2017, compared to an operating loss of $0.8 million ($0.7 million, adjusted) in the first quarter of 2016.”

Commenting on the results, Ted Owen, Team’s President and Chief Executive Officer said, “Our first quarter is always the seasonally weakest quarter of the year. Having said that, the first month of the quarter, January 2017, reflected a continuation of the softer than usual market demand conditions we had experienced for all of 2016 with revenues in the month being down year-over- year on a pro forma basis by 17%.

“In February and March, we began to see the seasonal improvement in demand that we were expecting, with revenues in both of those months being up 3% over the prior-year months on a pro forma basis. While the growth achieved in February and March was not sufficient to recover from the weak month of January, we are pleased with the direction of our business. For the two months of February and March, TeamQualspec revenues were up 11% year over year and, for the full first quarter of 2017, Quest Integrity’s revenues were up 56% compared to the prior year—both barometers, we believe, of future demand growth for mechanical services (TeamFurmanite) revenues.”

GAAP Earnings and Non-GAAP Financial Measures

Certain non-routine items that management believes are not indicative of Team’s ongoing operating activities have been excluded from net income (loss) reported in accordance with generally accepted accounting principles in the United States (“GAAP”) when arriving at adjusted net income (loss), a non-GAAP financial measure. In the current quarter, the most significant non-routine items pertained to non-capitalized ERP implementation costs ($4.1 million), non-routine legal fees and professional fees for acquisition integration ($2.0 million), partially offset by a gain on the revaluation of contingent consideration associated with a previous acquisition ($1.2 million) and a gain associated with exit activities ($1.2 million), primarily related to the disposal of the Furmanite operations in Belgium.

A reconciliation of net income (loss) reported in accordance with GAAP to adjusted net income (loss) is contained in the accompanying schedule.

CONFERENCE CALL

Team, Inc. has scheduled a conference call to discuss its first quarter and full year 2017 results, which will be broadcast live over the Internet, on Wednesday, May 10, 2017 at 9:00 a.m. Eastern Time / 8:00 a.m. Central Time. To participate in the call, dial 1-888-699-2378 and ask for the Team conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.teaminc.com. For those who cannot listen to the live call, a replay will be available through May 17, 2017 and may be accessed by dialing 404-537-3406 and using pass code 11011929#. Also, an archive of the webcast will be available shortly after the call at www.teaminc.com for 90 days.

About Team, Inc.

Headquartered near Houston, Texas, Team, Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world. For more information, please visit www.teaminc.com.

Non-GAAP Financial Measures

This press release presents information about the Company’s adjusted net income (loss) and adjusted net income (loss) per share, and the Company sometimes uses adjusted EBITDA, EBIT and adjusted EBIT, which are non-GAAP financial measures provided as supplemental to the results provided in accordance with GAAP. A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measure is contained in the accompanying schedule for each of the fiscal periods indicated.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

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TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Revenues	$286,554	$250,854
Operating expenses	211,750	184,872
Gross margin	74,804	65,982

Selling, general and administrative expenses	89,313	73,362
Exit costs and other related charges (credits)	(1,247)	—
Gain on revaluation of contingent consideration	(1,174)	—
Operating loss	(12,088)	(7,380)

Foreign currency loss	334	38
Other expense (income), net	7	(10)
Interest expense, net	3,158	2,935
Loss from continuing operations before income taxes	(15,587)	(10,343)

Less: Income tax benefit	(6,079)	(3,783)
Loss from continuing operations	(9,508)	(6,560)

Income from discontinued operations, net of income tax	—	126
Net loss	$(9,508)	$(6,434)

Basic earnings (loss) per share:
Continuing operations	$(0.32)	$(0.27)
Discontinued operations	—	—
Net loss	$(0.32)	$(0.27)

Diluted earnings (loss) per share:
Continuing operations	$(0.32)	$(0.27)
Discontinued operations	—	—
Net loss	$(0.32)	$(0.27)
Weighted-average number of shares outstanding:
Basic	29,804	24,030
Diluted	29,804	24,030

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
MARCH 31, 2017 AND DECEMBER 31, 2016
(in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)

Cash and cash equivalents	$23,740	$46,216

Other current assets	346,024	355,141

Property, plant and equipment, net	205,342	203,130

Other non-current assets	538,812	542,931

Total assets	$1,113,918	$1,147,418

Current portion of long-term debt	$20,000	$20,000

Other current liabilities	131,597	127,721

Long-term debt net of current maturities	337,188	346,911

Other non-current liabilities	94,511	117,149

Stockholders’ equity	530,622	535,637

Total liabilities and stockholders’ equity	$1,113,918	$1,147,418

TEAM INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
MARCH 31, 2017 AND MARCH 31, 2016
(in thousands)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)

Net loss	(9,508)	(6,434)

Depreciation and amortization expense	12,961	10,069

Non-cash compensation cost	1,747	2,089

Working capital changes	(2,533)	14,737

Other items affecting operating cash flow	(5,217)	1,038

Net cash (used in) provided by operating activities	(2,550)	21,499

Capital expenditures	(10,718)	(11,580)

Cash used for business acquisitions, net	—	(33,077)

Proceeds from sale of assets	533	1,232

Other items affecting investing cash flow	(570)	92

Net cash used in investing activities	(10,755)	(43,333)

(Payments) borrowings on debt, net	(10,100)	64,950

Purchase of treasury stock	—	(1,720)

Debt issuance costs	(10)	(380)

Cash associated with share-based payment arrangements, net	200	1,108

Net cash (used in) provided by financing activities	(9,910)	63,958

Effect of exchange rate changes	739	$1,360

Change in cash and cash equivalents	$(22,476)	$43,484

TEAM, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Segment Data:
Revenues
TeamQualspec	$142,956	$136,262
TeamFurmanite	121,822	100,594
Quest Integrity	21,776	13,998
	$286,554	$250,854

Operating income (loss) (“EBIT”)
TeamQualspec	$8,125	$7,944
TeamFurmanite	451	7,039
Quest Integrity	4,191	(757)
Corporate and shared support services	(24,855)	(21,606)
	$(12,088)	$(7,380)

Adjusted EBIT
TeamQualspec	$6,951	$7,944
TeamFurmanite	(702)	7,039
Quest Integrity	4,191	(685)
Corporate and shared support services	(18,901)	(12,014)
	$(8,461)	$2,284
Adjusted EBITDA
TeamQualspec	$11,806	$12,998
TeamFurmanite	5,161	10,363
Quest Integrity	5,629	597
Corporate and shared support services	(16,349)	(9,945)
	$6,247	$14,013

TEAM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)
The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income (loss); adjusted net income (loss) per share, earnings before interest and taxes (“EBIT”); adjusted EBIT; and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) to supplement financial information presented on a GAAP basis. Adjusted net income (loss) and adjusted net income (loss) per share, each as defined by the Company, exclude the following items from net income (loss): acquisition costs associated with business combinations, non-routine legal costs associated with Quest Integrity patent defense litigation, professional fees for acquired business integration and changing our fiscal year end, gains and losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, exit costs (credits) associated with the restructuring/closure of the acquired Furmanite operations in Western Europe, losses on our investment in Venezuela, certain other non-routine items and the related income tax impacts. We also exclude the income tax impacts of certain special income tax items including changes to valuation allowances in several foreign subsidiaries. The identification of these special tax items is judgmental in nature, and their calculation is based on various assumptions and estimates. EBIT, as defined by the Company, excludes discontinued operations, income tax expense, interest charges and items of other (income) expense and therefore is equal to operating income (loss) reported in accordance with GAAP. Adjusted EBIT further excludes the following items: acquisition costs associated with business combinations, non-routine legal costs associated with Quest Integrity patent defense litigation, professional fees for acquired business integration and changing our fiscal year end, gains and losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, exit costs (credits) associated with the restructuring/closure of the acquired Furmanite operations in Western Europe and certain other non-routine items. Adjusted EBITDA further excludes from adjusted EBIT depreciation, amortization and non-cash share based compensation costs.
Management believes that excluding certain items from GAAP results allows management to better understand the consolidated financial performance from period to period and to better identify operating trends that may not otherwise be apparent. Moreover, the Company believes these non-GAAP financial measures will provide its stakeholders with useful information to help them evaluate operating performance. However, there are limitations to the use of the non-GAAP financial measures presented in this report. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently than Team does, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity, prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below. You are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)

Net loss:
Net loss	$(9,508)	$(6,434)
Non-routine acquisition costs	2	6,071
Non-routine legal, professional fees and other	1,960	2,295
Non-routine ERP costs	4,086	1,298
Non-routine exit costs and other related charges (credits)	(1,247)	—
Non-routine gain on revaluation of contingent consideration	(1,174)	—
Tax impact of non-routine adjustments*	(1,342)	(3,445)
Adjusted net loss	$(7,223)	$(215)

Adjusted net loss per common share:
Basic	$(0.24)	$(0.01)
Diluted	$(0.24)	$(0.01)

Adjusted EBIT and Adjusted EBITDA:
Operating loss (“EBIT”)	$(12,088)	$(7,380)
Non-routine acquisition costs	2	6,071
Non-routine legal, professional fees and other	1,960	2,295
Non-routine ERP costs	4,086	1,298
Non-routine exit costs and other related charges (credits)	(1,247)	—
Non-routine gain on revaluation of contingent consideration	(1,174)	—
Adjusted EBIT	(8,461)	2,284
Depreciation and amortization	12,961	10,023
Non-cash share-based compensation costs	1,747	1,706
Adjusted EBITDA	$6,247	$14,013

*	For the three months ended March 31, 2017, represents the tax effect of non-routine adjustments at an assumed marginal tax rate of 37% in order to approximate our long-term effective tax rate.

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)
(in thousands)

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)

Adjusted EBIT and Adjusted EBITDA by Segment:

TeamQualspec
Operating income	$8,125	$7,944
Non-routine gain on revaluation of contingent consideration	(1,174)	—
Adjusted EBIT	6,951	7,944
Depreciation and amortization	4,855	5,054
Adjusted EBITDA	$11,806	$12,998

TeamFurmanite
Operating income	$451	$7,039
Non-routine exit costs and other related charges (credits)	(1,247)	—
Non-routine legal, professional fees and other	94	—
Adjusted EBIT	(702)	7,039
Depreciation and amortization	5,863	3,324
Adjusted EBITDA	$5,161	10,363

Quest Integrity
Operating income (loss)	$4,191	$(757)
Non-routine legal, professional fees and other	—	72
Adjusted EBIT	4,191	(685)
Depreciation and amortization	1,269	1,282
Non-cash share-based compensation costs	169	—
Adjusted EBITDA	$5,629	$597

Corporate and shared support services
Operating loss	$(24,855)	$(21,606)
Non-routine acquisition costs	2	6,071
Non-routine legal, professional fees and other	1,866	2,223
Non-routine ERP costs	4,086	1,298
Adjusted EBIT	(18,901)	(12,014)
Depreciation and amortization	974	363
Non-cash share-based compensation costs	1,578	1,706
Adjusted EBITDA	$(16,349)	$(9,945)